Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2018 Financial Results

Announces First Quarter 2018 Investment Activity of $107.8 Million

First Quarter Highlights:

•	Reported first quarter 2018 total revenue of $105.2 million, up 37% year-over-year.

•	Generated first quarter net income per share and OP unit of $0.06 on a fully diluted basis, compared to net income per share and OP unit of $0.04 on a fully diluted basis in the same period last year.

•	Generated first quarter normalized funds from operations (FFO) of $0.26 per share and OP unit on a fully diluted basis.

•	Completed first quarter investments of approximately $107.8 million, which included the acquisition of 2 healthcare facilities, totaling 220,140 leasable square feet.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the first quarter 2018, paid April 18, 2018.

•	Portfolio was 96.6% leased based on square footage as of March 31, 2018.

•	Same-Store Cash Net Operating Income (NOI) growth was 2.6% year over year.

Subsequent Events Highlights:

•	Closed an additional $71.3 million investment subsequent to the quarter ended March 31, 2018.

Milwaukee, WI - May 4, 2018 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the first quarter ended March 31, 2018.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Physicians Realty Trust delivered a very solid and steady performance during the first three months of 2018. Medical office is and remains the best long term performing health care real estate in this environment, and perhaps the best noncyclical real estate there is. As expected, the capital markets have transitioned away from public REIT equities, driven by material increases in the 10-year US Treasury interest rate. Nevertheless, the underlying performance of our medical office facilities was outstanding, as we delivered another strong quarter of same store NOI growth and excellent results from operations. We are very pleased with the three acquisitions completed, including one early this quarter, as well as the progress we are making on our asset disposition and recycling plans. We look forward to discussing our results with you during our earnings call on May 4th.”

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2018 was $105.2 million, an increase of 37% from the same period in 2017. As of March 31, 2018, the portfolio was 96.6% leased, excluding assets classified as held for sale.

Total expenses for the first quarter 2018 were $94.0 million, an increase of 34% from the same period in 2017. The increase in expenses was primarily the result of a $10.6 million increase in depreciation and amortization, a $8.4 million increase in operating expenses, and a $6.7 million increase in interest expense.

Net income for the first quarter 2018 increased to $11.3 million, compared to net income of $6.7 million for the first quarter 2017, an increase of 69%.

Net income attributable to common shareholders for the first quarter 2018 was $10.4 million. Diluted earnings per share for the first quarter 2018 was $0.06 based on 187.3 million weighted average common shares and OP units outstanding.

Funds from operations (FFO) for the first quarter 2018 consisted of net income, less $0.1 million of net income attributable to noncontrolling interests for partially owned properties, less $0.5 million of preferred distributions, plus $38.5 million of depreciation and amortization, less $0.2 million of depreciation and amortization expense for partially owned properties, less $0.1 million of gain on sale of investment properties, resulting in $0.26 per diluted share. Normalized FFO, which adjusts for net changes in fair value, was $49.0 million, or $0.26 per diluted share.

Normalized funds available for distribution (FAD) for the first quarter 2018, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases, amortization of assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, and seller master lease and rent abatement payments, was $43.0 million for the first quarter 2018.

Our same-store portfolio, which includes 215 properties representing approximately 70% of our net leasable square footage, generated year-over-year Same-Store NOI growth of 2.6% for the first quarter 2018. Same-Store data for the first quarter 2018 excludes 23 assets slated for disposition and the Kennewick MOB.

Assets Slated for Disposition

We consider 23 properties in six states, representing an aggregate of approximately 921,515 square feet of gross leasable area, to be slated for disposition as of March 31, 2018. These assets include 15 assets classified as held for sale, and eight additional properties which we believe no longer meet our core business strategy from a size, age, geography, or line of business perspective.

Other Recent Events

Dividend Paid

On March 23, 2018, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share for the quarterly period ended March 31, 2018. The distribution was paid on April 18, 2018 to common shareholders and OP Unit holders of record as of the close of business on April 3, 2018.

First Quarter Investment Activity

In the quarter ended March 31, 2018, the Company completed acquisitions of two operating healthcare properties and one land parcel located in three states with approximately 220,140 net leasable square feet for an aggregate purchase price of approximately $99.4 million. In addition, the Company completed a noncontrolling interest buyout of $6.4 million and a $2.0 million loan investment, resulting in total investment activity for the quarter of approximately $107.8 million.

During the three months ended March 31, 2018, the Company sold two medical office buildings located in Michigan and Florida for approximately $2.5 million and recognized a net gain on the sale of both properties totaling approximately $0.1 million.

Recent Investment Activity

Since March 31, 2018, the Company acquired one medical office facility for a purchase price of approximately $71.3 million. The acquisition is described below.

HMG Medical Plaza - On April 3, 2018, the Company closed the acquisition of a 231,486 square foot medical office facility in Kingsport, Tennessee, for a purchase price of approximately $71.3 million. This single-tenant facility opened in 2009 and is 100% leased. Services provided in this facility consist of clinical research, general surgery, orthopedics, primary care, urgent care, and laboratory, among others. The first year unlevered yield on this investment is expected to be approximately 6.0%.

Conference Call Information

The Company has scheduled a conference call on Friday, May 4, 2018, at 11:00 a.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2018. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode: 13677962. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 4, 2018, at 2:00 p.m. ET until June 4, 2018, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13677962. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning May 4, 2018, the Company’s supplemental information package for the first quarter 2018 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2018, owned approximately 97.1% of the partnership interests in our operating partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by the Company with the Commission on March 1, 2018.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental revenues	$78,887	$59,092
Expense recoveries	24,308	16,354
Interest income on real estate loans and other	2,028	1,220
Total revenues	105,223	76,666
Expenses:
Interest expense	16,494	9,815
General and administrative	8,459	4,736
Operating expenses	30,459	22,089
Depreciation and amortization	38,576	27,933
Acquisition expenses	—	5,405
Total expenses	93,988	69,978
Income before equity in income of unconsolidated entities and gain on sale of investment properties:	11,235	6,688
Equity in income of unconsolidated entities	28	28
Gain on sale of investment properties	69	—
Net income	11,332	6,716
Net income attributable to noncontrolling interests:
Operating Partnership	(313)	(147)
Partially owned properties	(111)	(167)
Net income attributable to controlling interests	10,908	6,402
Preferred distributions	(487)	(211)
Net income attributable to common shareholders:	$10,421	$6,191
Net income per share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04
Weighted average common shares:
Basic	181,809,570	138,986,629
Diluted	187,317,243	142,605,930

Dividends and distributions declared per common share and OP Unit	$0.230	$0.225

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
ASSETS
Investment properties:
Land and improvements	$214,476	$217,695
Building and improvements	3,570,056	3,568,858
Tenant improvements	19,121	23,056
Acquired lease intangibles	459,836	458,713
	4,263,489	4,268,322
Accumulated depreciation	(318,393)	(300,458)
Net real estate property	3,945,096	3,967,864
Real estate held for sale	93,289	—
Real estate loans receivable	71,529	76,195
Investments in unconsolidated entities	1,331	1,329
Net real estate investments	4,111,245	4,045,388
Cash and cash equivalents	6,550	2,727
Tenant receivables, net	4,293	9,966
Other assets	134,919	106,302
Total assets	$4,257,007	$4,164,383
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$466,828	$324,394
Notes payable	966,387	966,603
Mortgage debt	154,373	186,471
Accounts payable	2,562	11,023
Dividends and distributions payable	43,388	43,804
Accrued expenses and other liabilities	56,706	56,405
Acquired lease intangibles, net	15,767	15,702
Total liabilities	1,706,011	1,604,402

Redeemable noncontrolling interest - Series A Preferred Units (2018) and partially owned properties	23,736	12,347

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 181,943,725 and 181,440,051 common shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,819	1,814
Additional paid-in capital	2,778,616	2,772,823
Accumulated deficit	(345,571)	(315,417)
Accumulated other comprehensive income	18,250	13,952
Total shareholders’ equity	2,453,114	2,473,172
Noncontrolling interests:
Operating Partnership	73,527	73,844
Partially owned properties	619	618
Total noncontrolling interests	74,146	74,462
Total equity	2,527,260	2,547,634
Total liabilities and equity	$4,257,007	$4,164,383

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Net income	$11,332	$6,716
Earnings per share - diluted	$0.06	$0.04

Net income	11,332	6,716
Net income attributable to noncontrolling interests - partially owned properties	(111)	(167)
Preferred distributions	(487)	(211)
Depreciation and amortization expense	38,530	27,911
Depreciation and amortization expense - partially owned properties	(166)	(152)
Gain on the sale of investment properties	(69)	—
FFO applicable to common shares and OP Units	$49,029	$34,097
FFO per common share and OP Unit	$0.26	$0.24
Net change in fair value of derivative	2	165
Acquisition expenses	—	5,405
Net change in fair value of contingent consideration	—	(70)
Normalized FFO applicable to common shares and OP Units	$49,031	$39,597
Normalized FFO per common share and OP Unit	$0.26	$0.28

Normalized FFO applicable to common shares and OP Units	49,031	39,597
Non-cash share compensation expense	2,605	1,066
Straight-line rent adjustments	(6,450)	(4,508)
Amortization of acquired above/below-market leases/assumed debt	830	938
Amortization of lease inducements	344	310
Amortization of deferred financing costs	618	549
TI/LC and recurring capital expenditures	(4,158)	(3,213)
Seller master lease and rent abatement payments	229	254
Normalized FAD applicable to common shares and OP Units	$43,049	$34,993

Weighted average number of common shares and OP Units outstanding	187,317,243	142,605,930

	Three Months Ended March 31,
	2018	2017
Net income	$11,332	$6,716
General and administrative	8,459	4,736
Acquisition expenses	—	5,405
Depreciation and amortization	38,576	27,933
Interest expense	16,494	9,815
Net change in the fair value of derivative	2	165
Gain on sale of investment property	(69)	—
NOI	$74,794	$54,770

NOI	$74,794	$54,770
Straight-line rent adjustments	(6,450)	(4,508)
Amortization of acquired above/below-market leases/assumed debt	830	938
Amortization of lease inducements	344	310
Seller master lease and rent abatement payments	229	254
Change in fair value of contingent consideration	—	(70)
Cash NOI	$69,747	$51,694

	Three Months Ended March 31,
	2018	2017
Net income	$11,332	$6,716
Depreciation and amortization	38,576	27,933
Interest expense	16,494	9,815
Gain on sale of investment properties	(69)	—
EBITDAre	$66,333	$44,464
Acquisition expenses	—	5,405
Non-cash share compensation expense	2,605	1,066
Non-cash changes in fair value	2	95
Adjusted EBITDAre	$68,940	$51,030

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acquisition expenses, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures related to tenant improvements and leasing commissions, and includes cash payments from seller master leases and rent abatement payments. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

We define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss on depreciated property. We define Adjusted EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, impairment loss on depreciated property, acquisition expenses, non-cash share compensation expense, non-cash changes in fair value, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.